Exhibit 99.2

2014: 2nd Quarter and Full-Year Guidance (Includes Impact of Legacy Transaction)

Production 2Q FY 2014

Natural Gas MMcf/d 918 - 9257 925 - 934

Oil Mbbl/d 25.8 - 26.3 28.1 - 28.5

NGL Mbbl/d 18.3 - 18.77 18.3 - 18.7

Total MMcfe/d 1,183 - 1,195 1,203 - 1,217

Cap Ex ($ in Millions) 2Q FY 2014

Growth Basins

Piceance $115 - $125 $475 - $495

Williston 140 - 150 580 - 600

San Juan Gallup 40 - 45 155 - 180

Other

Appalachia 10 - 15 20 - 30

Other1 0 - 5 10 - 15

Land 15 - 20 75 - 85

Exploration 10 - 15 25 - 30

Total Domestic $330 - $375 $1,340 - $1,435

International2 25 - 35 80 - 90

Total Capital $355 - $410 $1,420 - $1,525

Number of Rigs 2Q FY 2014

Piceance Valley 7 7

Piceance Highlands 1 1

Piceance Niobrara 1 1

Total Piceance 9 9

Williston 5 5

San Juan Gallup 2 2

Total Rigs 16 16

Note: Blue font indicates change from previous guidance

% of Net Realized Price3 2Q FY 2014

Natural Gas - NYMEX 80% - 85% 81% - 87%

Oil - WTI 81% - 86% 81% - 87%

NGL - OPIS/Mt Belvieu5 75% - 79% 76% - 80%

Expenses 2Q FY 2014

$ per Mcfe

LOE $0.74 - $0.76 $0.73 - $0.75

DD&A 1.90 - 1.95 1.95 - 2.00

GP&T 0.95 - 1.00 0.93 - 0.98

SG&A 0.66 - 0.68 0.63 - 0.67

Production Tax 0.42 - 0.46 0.42 - 0.46

$ in Millions

Gas Management (Inc)/Exp4 $20 - $25 $0 - $10

Exploration 15 - 20 70 - 80

Interest Expense 29 - 30 120 - 130

Equity (Earnings) Loss (4) - (6) (20) - (25)

Tax Rate 2Q FY 2014

Tax Provision 33% - 37% 33% - 37%6

1 Other includes expenditures for Powder River and Other basins.

2 International is a self-funded entity and does not receive any cash from WPX Energy. 3 Percentage of realized price ranges for NYMEX, WTI and OPIS exclude hedges, but include basis differential and revenue adjustments.

4 Gas Management impact is net of revenues and expenses and includes unutilized transport capacity. Includes impact of realized and unrealized hedges on non-equity production.

5 Assumed NGL composite barrel: Ethane 37%, Propane 28%, Isobutane 8%, Norm-Butane 7% and Natural Gasoline 20%.

6 Excludes impact of $9MM tax expense accrual for new legislation in 1Q ’14. 7 Assumes partial- quarter impact of Legacy transaction closing in June.

WPX Operational Update | May 7, 2014

1

WPX Portfolio

Piceance

3,019 Bcfe Proved 11,878 Bcfe 3P 221,186 Net Acres

Williston

105 MMboe Proved 176 MMboe 3P 80,736 Net Acres

San Juan

517 Bcfe Proved 1,645 Bcfe 3P 160,825 Net Acres

Appalachia

328 Bcfe Proved 1,555 Bcfe 3P 87,994 Net Acres

Powder River

245 Bcfe Proved 657 Bcfe 3P 360,002 Net Acres

Apco

22 MMboe Proved

58 MMboe 3P

385,796 Net Acres

Total 2

4,905 Bcfe Proved 17,211 Bcfe 3P 1,554,635 Net Acres

POWDER RIVER

BASIN

WILLISTON BASIN

PICEANCE BASIN

SAN JUAN BASIN

APPALACHIAN

BASIN

Natural Gas Oil

Natural Gas and Natural Gas Liquids

ARGENTINA

Note: Acreage, proved and 3P numbers are as of 12/31/13.

1 Reflects WPX’s 69% ownership in APCO, as well as additional acreage owned by WPX. 2 Total includes other reserves and acreage not depicted on slide.

WPX Operational Update | May 7, 2014

2

Key Statistics by Basin

Net Acreage (YE2013)

2014 Proved

2013 3P Reserves

Average Oil/NGL Drillable Reserves

Production (YE2013

Rig Count Focused Locations4 (YE2013

(MMcfe/d) Bcfe)

(Op) Bcfe)

Primary Areas of Focus

Piceance1 221,186 9 727 X 12,475 3,019 11,878

Williston 80,736 5 14.8 Mboe/d X 453 105.5 MMboe 176 MMboe

San Juan2 160,825 2 123 X 2,966 517 1,645

Appalachia 87,994 0 83 618 328 1,555

Total 550,741 16 1,022 16,512 4,497 16,133

Exploration

Exploration

Other

Powder River 360,002 0 174 2,872 245 657

Apco3 385,796 0 9.0 Mboe/d X 664 22 MMboe 58 MMboe

Other 258,096 0 8.0 2,820 20 72

1 Piceance includes Niobrara acreage, which underlies existing leasehold acreage.

2 San Juan Legacy includes both shallow and deep rights.

3 Reflects WPX’s 69% ownership, except 3P drilling locations, which are gross. 4 Includes operated and non-operated gross locations.

Chart numbers affected by rounding.

WPX Operational Update | May 7, 2014 3

2013-14 Daily Production

2013

1Q 2Q 3Q 4Q

1Q 2014 Avg Total

Avg

Gas (MMcf/d) 1,005 989 993 953 956 985 955

Oil (Mbbl/d) 13.8 15.1 17.1 18.9 19.3 16.2 19.3

NGLs (Mbbl/d) 21.2 20.8 19.7 19.7 17.6 20.3 17.6

MMcfe/d 1,215 1,205 1,214 1,184 1,177 1,204 1,177

Gas (MMcf/d) 17 18 19 19 19 18 19

Oil (Mbbl/d) 5.6 6.1 5.3 5.3 5.2 5.6 5.2

NGLs (Mbbl/d) 0.5 0.5 0.5 0.4 0.5 0.5 0.5

MMcfe/d 53 57 53 53 53 54 53

Gas (MMcf/d) 1,021 1,007 1,012 971 975 1,003 975

Oil (Mbbl/d) 19.4 21.2 22.4 24.2 24.5 21.8 24.5

NGLs (Mbbl/d) 21.7 21.3 20.1 20.1 18.1 20.8 18.1

MMcfe/d 1,268 1,262 1,267 1,237 1,230 1,258 1,230

WPX Operational Update | May 7, 2014 4

International Prodution

Total Production

Apco Highlights

Argentina

Initiated 7-well Neuquén horizontal drilling program

- Early results encouraging
- Two conventional horizontal wells put on production
- One well waiting to be completed

Eight development wells spud during 1Q

Applied for the government's gas incentive program to obtain higher gas pricing

Vaca Muerta Exposure

Neuquén Basin (Vaca Muerta acreage)

Entre Lomas	96,000 net acres
Bajada del Palo	59,000 net acres
Agua Amarga	37,000 net acres
Coiron Amargo	45,000 net acres
Charco del Palenque	12,000 net acres
Total	249,000 net acres

Colombia

Six wells spud during first quarter

- Llanos 32 block
  - Kananaskis-1 well – completion ongoing
  - Carmentea-1 well – waiting to be completed
- Llanos 40 block
  - Begonia-1 well – completion ongoing
  - Celtis 1 well – completion ongoing
  - One well completed as a disposal well
- Turpial block
  - Turpiales 2 well – waiting to be completed



WPXENERGY.
WPX Operational Update | May 7, 2014 5

International Segment (Unaudited)

	2013					2014				
(Dollars in millions)	**1Q**	**2Q**	**3Q**	**4Q**	**YTD**	**1Q**	**2Q**	**3Q**	**4Q**	**YTD**
Revenues:										
Product revenues:										
Natural gas sales	$ 4	$ 6	$ 4	$ 5	$ 19	$ 5				$ 5
Oil and condensate sales	28	30	29	28	115	26				26
Natural gas liquid sales	1	-	-	1	2	-				-
Total product revenues	33	36	33	34	136	31				31
Gas management	-	-	-	-	-	-				-
Net gain (loss) on derivatives not designated as hedges	-	-	-	-	-	-				-
Other	3	6	2	5	16	-				-
Total revenues	36	42	35	39	152	31				31
Costs and expenses:										
Lease and facility operating	8	10	8	11	37	8				8
Gathering, processing and transportation	1	1	-	1	3	-				-
Taxes other than income	6	6	6	6	24	6				6
Gas management, including charges for unutilized pipeline capacity	-	-	-	-	-	-				-
Exploration	1	3	-	3	7	-				-
Depreciation, depletion and amortization	7	10	8	9	34	10				10
Impairment of producing properties	-	-	-	3	3	-				-
Gain on sale of Powder River Basin deep rights	-	-	-	-	-	-				-
General and administrative	3	5	3	3	14	4				4
Other-net	1	(4)	3	-	-	1				1
Total costs and expenses	27	31	28	36	122	29				29
Operating income (loss)	**9**	**11**	**7**	**3**	**30**	**2**				**2**
Interest expense	-	-	-	-	-	-				-
Interest capitalized	-	-	-	-	-	-				-
Investment income and other	5	7	4	5	21	2				2
Income (loss) from continuing operations before income taxes	**$ 14**	**$ 18**	**$ 11**	**$ 8**	**$ 51**	**$ 4**				**$ 4**
Summary of Net Production Volumes (1)										
Natural gas (MMcf)	1,485	1,620	1,707	1,723	6,534	1,723				1,723
Oil (Mbbl)	506	553	484	489	2,032	466				466
Natural gas liquids (Mbbl)	42	44	42	40	167	41				41
Combined equivalent volumes (MMcfe)(2)	4,775	5,202	4,862	4,894	19,733	4,766				4,766

(1) Reflects approximately 69 percent of Apco's production (which corresponds to our ownership interest in Apco) and other minor directly held interests.

(2) Oil and natural gas liquids were converted to MMcfe using the ratio of one barrel of oil, condensate or natural gas liquids to six thousand cubic feet of natural gas.

WPXENERGY.
WPX Operational Update | May 7, 2014 6